Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 15, 2026, relating to the consolidated financial statements of Arrive AI, Inc., which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

October 27, 2026